                                                                      EXHIBIT 21



             ARTESIAN RESOURCES CORPORATION AND SUBSIDIARY COMPANIES


                           Subsidiaries of Registrant


The following list includes the Registrant and all of its subsidiaries as of December 31, 2003. The voting equity interests of each company shown is owned, to the extent indicated by the percentage, by the company immediately above, which is not indented to the same degree. All subsidiaries of the Registrant appearing in the following table are included in the consolidated financial statements of the Registrant and its subsidiaries.

                                                                           Percentage of Voting
        Name of Company                     State of Incorporation        Equity Interests Owned
Artesian Resources Corporation                    Delaware
   Artesian Water Company, Inc.                   Delaware                        100
   Artesian Water Pennsylvania, Inc.              Pennsylvania                    100
   Artesian Development Corporation               Delaware                        100
   Artesian Wastewater Management, Inc.           Delaware                        100
     AquaStructure Delaware, L.L.C.               Delaware                        33 1/3

                         ARTESIAN RESOURCES CORPORATION
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                                                    Balance at      Charged to       Charged                      Balance at
                                                    Beginning       Costs and        to Other                     End of
                  Additions                         Of Period       Expenses         Accounts       Deductions    Period
Classification
For the Year Ended December 31, 2003
  Valuation allowance for deferred tax assets       $506,000                         $6,000                        $512,000
For the Year Ended December 31, 2002
  Valuation allowance for deferred tax assets       $590,000                                        $84,000        $506,000
For the Year Ended December 31, 2001
  Valuation allowance for deferred tax assets       $685,000                                        $95,000        $590,000


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